UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

 ASTEC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1725 Shepherd Rd., Chattanooga, TN		37421
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (423) 899-5898

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On October 2, 2017, Astec Industries, Inc. (the "Company") issued a press release announcing the acquisition of substantially all of the assets and liabilities of RexCon LLC, one of the leading full-line concrete batch plant manufacturers in the U.S..  The aggregate purchase price for the assets is $26 million, which was funded through cash on hand.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-k and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated October 2, 2017 issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astec Industries, Inc. (Registrant)

Date: October 2, 2017	By:	/s/ David C. Silvious
David C. Silvious
Chief Financial Officer, Vice President and Treasurer

EXHIBIT INDEX

99.1	Press release dated October 2, 2017 issued by the Company